Exhibit 99.1

IDENTIVE GROUP ANNOUNCES FOURTH QUARTER AND FISCAL 2010 RESULTS

105% sales growth and significant cost reductions drive turnaround in profitability; Adjusted EBITDA of $1.1 million in 2010

SANTA ANA, Calif. and ISMANING, Germany, March 2, 2011 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the fiscal fourth quarter (Q4) and full year 2010, ended December 31, 2010.

Ayman S. Ashour, chairman and chief executive officer, commented, “2010 was a year of transformation for Identive. We completed the combination with Bluehill ID and the acquisitions of RockWest and Smartag and put in place a management team with significant experience in the secure identification and identity management market. We more than doubled sales and achieved significant wins for security-related projects with the Internal Revenue Service and the Department of Justice in the U.S., the German electronic ID program, the Critical National Infrastructure Authority in Abu Dhabi and China Unicom. And we exceeded our goal of cutting out $4.5 million in overheads. In our first year as Identive Group, we have established the Company as an innovative leader in secure identification technologies, with a demonstrated focus on growth and profitability.”

Identive’s Q4 and fiscal year 2010 results include the operating results of acquired companies since the dates of their respective acquisitions. These include Hirsch Electronics Corporation, acquired April 30, 2009; Bluehill ID AG, acquired January 4, 2010; Multicard U.S., acquired April 14, 2010; and Smartag, acquired November 19, 2010. All results are reported in U.S. GAAP, except as noted. A discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

Full Year 2010 Results

Revenue for the full year 2010 was $84.8 million, up 105% from $41.3 million in 2009 and reflecting organic growth as well as growth from strategic acquisitions. In contrast, total base operating expenses in 2010, including $16.2 million of additional costs from acquired businesses, grew only 44% from 2009 levels as a result of cost reduction measures implemented at the beginning of 2010.

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Net loss decreased to $(9.5) million, or $(0.22) per share in 2010, compared with net loss of $(14.2) million, or $(0.64) per share in 2009. On a non-GAAP basis, adjusted EBITDA (EBITDA before equity-based compensation, acquisition, transition and integration costs) was $1.1 million in 2010, compared with negative adjusted EBITDA of ($7.5) million in 2009.

Cash and cash equivalents at December 31, 2010 were $10.8 million, up from $6.2 million at September 30, 2010, reflecting funds received from Identive’s private placement of shares in November 2010, offset by cash associated with the acquisition of Smartag in Q4 and funding of working capital.

Q4 2010 Results

Revenue in Q4 2010 was $27.8 million, up 134% from $11.9 million in Q4 2009 and up 36% from restated revenue of $20.5 million in the third quarter (Q3) of 2010. The year-over-year increase was primarily due to the inclusion of revenue from the acquired businesses, while organic growth accounted for 39% of the increase, as the Company’s SCM, Multicard and Hirsch businesses benefited from demand for ID security solutions for U.S. and German government applications.

On a GAAP basis, Identive recorded net loss of $(0.8) million, or $(0.02) per share in Q4 2010. This compares to net loss of $(8.4) million, or $(0.34) per share in Q4 2009 and net loss of $(2.0) million, or $(0.05) per share in Q3 2010 (as restated). Non-GAAP adjusted EBITDA was $2.9 million in Q4 2010, compared with $(3.7) million in Q4 2009 and $(16) thousand in Q3 2010.

GAAP gross profit margin was 43% in Q4 2010, compared with 40% in Q4 2009 and 44% in Q3, 2010 (as restated). Non-GAAP gross profit margin (excluding amortization and overhead allocations) was 46% in Q4 2010, compared with 46% in Q4 2009 and 48% in Q3 2010 (as restated).

GAAP operating expenses were $12.3 million in Q4 2010, including $2.3 million of primarily non-cash costs. This compares with operating expenses of $11.6 million in Q4 2009, which included $2.5 million of primarily non-cash and acquisition-related costs; and $11.2 million in Q3 2010 (as restated), which included $1.4 million of primarily non-cash costs. GAAP operating loss fell to $(0.5) million in Q4 2010, compared with operating loss of $(6.9) million in Q4 2009 and operating loss of $(2.3) million in Q3 2010 (as restated).

Highlights in Q4 2010 included:

•

Significant growth in Identive’s RFID transponder business, fueled by increased demand for RFID inlays and components for applications ranging from payments to transportation to high-value asset tracking. The addition of Smartag production capacity in late November further boosted RFID transponder sales to record levels.

•

Strong sales of SCM readers and other ID infrastructure products, including the partial fulfillment of orders for secure IT kits related to the German government’s implementation of a new electronic citizen ID card. Identive’s Multicard business in Germany, which was selected by the German government to provide application software and related services for the kits and to act as a project manager for their distribution, delivered nearly 100,000 secure IT kits while SCM delivered 215,000 kits to Multicard as well as to partners in the insurance and media industries for distribution to citizens.

•

Continued strong orders from U.S. government agencies for Hirsch security and identity management systems as a result of continued high activity in the sector around compliance with security mandates under programs such as Homeland Security Presidential Directive 12.

•	Sequential growth in Identive’s Multicard Netherlands business from sales of additional solutions and services for payment applications.

•	Important new contract wins for Multicard U.S. in the healthcare and education markets, for patient and student ID projects.

“In 2010 we saw the acceleration of secure ID programs in many areas of the world, as government security mandates and the convenience of RFID technology drove projects from access control at U.S. federal facilities to national ID cards to mass transit ticketing,” continued Mr. Ashour. “While development of the secure ID market remains fragmented geographically, some clear trends are emerging in 2011. These include mobile payments, the deployment of personal identity credentials for local government employees, and ticketing for mass transit. Identive has unique competence across the RFID and secure ID value chains and is well positioned to participate in all of these trends.”

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 10:00 AM Eastern Time, which can be accessed by dialing 800.638.4817 (toll free within the U.S.) or +1 617.614.3943 (for international callers) and using pass code 52067596. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.286.8010 (toll free within the U.S.) or +1 617.801.6888 (for international callers) and using pass code 16582818.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group have deep industry expertise and are well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. Identive’s growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive development. For additional info visit: www.identive-group.com.

Use of Non-GAAP Financial Information

In evaluating our business, our non-GAAP gross profit margin, non-GAAP overhead costs and adjusted EBITDA differ from GAAP gross profit margin, GAAP operating expenses and GAAP net income (loss) due to the exclusion of certain items detailed in the reconciliation table within this press release. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make about our expectations regarding worldwide demand for our ID products and solutions, trends in the secure ID market, our position as an innovative leader in the secure ID market, and our future growth and profitability. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations, our cost savings may not be in the amounts or the time frames we expect; and we may not be successful in our strategy of pursuing both organic and acquisitive growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully integrate acquired businesses into ours; our ability to effect significant reductions in our expense base; our ability to reduce the transaction costs associated with mergers and acquisitions; our ability to grow the

Company based on a strategy of providing products, components and services for the identification systems value chain; our ability to grow market share and revenues based on participation in early stage markets for contactless products; our ability to retain and hire experienced management personnel; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the identification and identity markets that we are targeting; our ability to acquire the components we need to build our own products; and our ability to successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports filed with the U.S. Securities and Exchange Commission.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:

Darby Dye +1 949 553-4251 ddye@identive-group.com	Fabien B. Nestmann +41 49 89 9595 5544 fnestmann@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010 (A)	December 31, 2009	December 31, 2010	December 31, 2009
Net revenue	$27,807	$20,511	$11,865	$84,843	$41,315
Cost of revenue	15,979	11,563	7,168	47,485	21,971

Gross profit	11,828	8,948	4,697	37,358	19,344

Operating expenses:
Research and development	1,202	1,035	1,078	4,715	4,253
Sales and marketing	5,497	4,823	4,125	20,375	12,886
General and administrative	5,608	5,341	5,723	21,809	16,431
Restructuring	—	—	—	337	—
Impairments on intangibles	—	—	647	—	647
Gain on sale of assets	—	—	—	—	(1,417)

Total operating expenses	12,307	11,199	11,573	47,236	32,800

Income (loss) from operations	(479)	(2,251)	(6,876)	(9,878)	(13,456)
Loss and impairment on equity investments	—	—	(1,450)	—	(2,244)
Other income	264	—	—	264	—
Interest expense, net	(211)	(208)	(195)	(865)	(487)
Foreign currency gains (losses), net	(59)	388	(210)	(234)	76

Loss from continuing operations before income taxes and non-controlling interest	(485)	(2,071)	(8,731)	(10,713)	(16,111)
(Provision) benefit for income taxes	(522)	(39)	242	345	1,549

Loss from continuing operations	(1,007)	(2,110)	(8,489)	(10,368)	(14,562)
Less: net income (loss) attributable to non-controlling interest	105	109	—	630	—
Loss from continuing operations attributable to Identive Group, Inc.	(902)	(2,001)	(8,489)	(9,738)	(14,562)

Gain (loss) from discontinued operations, net of income taxes	150	(24)	78	220	383

Net loss attributable to Identive Group, Inc.	(752)	(2,025)	(8,411)	(9,518)	(14,179)

Basic and diluted loss per share attributable to Identive Group, Inc.:
Loss from continuing operations	$(0.02)	$(0.05)	$(0.34)	$(0.23)	$(0.66)

Income from discontinued operations	$0.00	$0.00	$0.00	$0.01	$0.02

Net loss per share	$(0.02)	$(0.05)	$(0.34)	$(0.22)	$(0.64)

Basic and diluted shares used in computing loss per share	45,120	43,279	25,135	42,722	22,047

(A)	In connection with preparation of its annual financial statements and fourth quarter 2010 results, the Company determined that an error occurred in the recognition of revenue related to the sale of readers for the German national ID program as reported for the third quarter of 2010. Upon review of Accounting Standards Codification 605, Revenue Recognition, the Company concluded that not all criteria for recognizing the sale were in fact met until the fourth quarter of 2010. As a result, revenue of approximately $2.8 million reported in the Company’s Form 10-Q for the quarter ended September 30, 2010 was overstated, resulting in an impact of $1.2 million on operating profit and net income. The Audit Committee, after reviewing the matter with management, has concluded that the required adjustment to the Company’s third quarter financial statements is not material. The Company will include the restated third quarter results (as presented in the table above) in the interim footnote disclosure of its 2010 Annual Report on Form 10-K and in its third quarter 2011 Form 10-Q.

IDENTIVE GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2010	2009
ASSETS	(unaudited)	(B)
Current assets:
Cash and cash equivalents	$10,799	$4,836
Accounts receivable, net	15,231	6,739
Inventories, net	10,584	5,379
Income taxes receivable	126	274
Other current assets	2,088	1,647

Total current assets	38,828	18,875
Property and equipment, net	5,373	683
Goodwill	47,126	21,895
Intangible assets, net	33,865	22,082
Other assets, net	793	1,036

Total assets	$125,985	$64,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,833	$5,530
Bank line of credit	574	—
Mortgage loan payable to bank	56	—
Notes payable	1,040	—
Liability to related party	1,058	1,027
Accrued compensation and related benefits	3,694	2,884
Accrued professional fees	5,245	1,321
Income taxes payable	44	188
Other accrued expenses and liabilities	4,979	3,811

Total current liabilities	29,523	14,761
Long-term debt note	950	—
Long-term liability to related parties	7,615	7,899
Long-term income taxes payable	458	456
Deferred tax liability	6,795	3,515
Long-term mortgage loan payable to bank	840	—

Total liabilities	46,181	26,631

Total equity	79,804	37,940

Total liabilities and stockholders’ equity	$125,985	$64,571

(B)	This condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2009.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010 (C)	December 31, 2009	December 31, 2010	December 31, 2009
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$15,979	$11,563	$7,168	$47,485	$21,971
Overhead allocation	(536)	(493)	(570)	(1,956)	(1,596)
Amortization and depreciation	(497)	(384)	(130)	(1,746)	(367)
Stock-based compensation	(1)	(3)	(6)	(15)	(15)

Total reconciling items included in GAAP cost of revenue	(1,034)	(880)	(706)	(3,717)	(1,978)

Non-GAAP cost of revenue	$14,945	$10,683	$6,462	$43,768	$19,993

Non-GAAP gross profit margin	46%	48%	46%	48%	52%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$12,307	$11,199	$11,573	$47,236	$32,800
Overhead allocation	536	493	570	1,956	1,596
Amortization and depreciation	(724)	(756)	(220)	(2,950)	(694)
Stock-based compensation	(1,555)	(565)	(948)	(2,558)	(1,142)
Acquisition costs	(134)	(253)	(1,256)	(1,452)	(4,002)
Transition and integration costs	(451)	(274)	—	(2,254)	(536)
Impairment of intangibles	—	—	(647)	—	(647)
Gain on sale of assets	—	—	—	—	1,417

Total reconciling items included in GAAP operating expenses	(2,328)	(1,355)	(2,501)	(7,258)	(4,008)

Overhead costs	$9,979	$9,844	$9,072	$39,978	$28,792

Reconciliation of GAAP net loss to adjusted EBITDA gain (loss)
Net loss attributable to Identive Group, Inc.	(752)	(2,025)	(8,411)	(9,518)	(14,179)
(Benefit) Provision for income taxes	522	39	(242)	(345)	(1,549)
(Gain) Loss from discontinued operations, net of income taxes	(10)	79	(36)	58	(226)
Gain on sale of discontinued operations, net of income taxes	(140)	(55)	(42)	(278)	(157)
Net (income)/loss attributable to noncontrolling interest	(105)	(109)	—	(630)	—
Interest expense (income), net	211	208	195	865	487
Foreign currency losses (gains), net	59	(388)	210	234	(76)
Other expenses (income)	(264)	—	—	(264)	—
Amortization and depreciation	1,221	1,140	350	4,696	1,061
Stock-based compensation	1,556	568	954	2,573	1,157
Acquisition costs	134	253	1,256	1,452	4,002
Transition and integration costs	451	274	—	2,254	536
Gain on sale of assets	—	—	—	—	(1,417)
Impairment of intangibles	—	—	647	—	647
Loss on equity investments	—	—	1,450	—	2,244

Total reconciling items included in GAAP net loss	3,635	2,009	4,742	10,615	6,709

Adjusted EBITDA gain (loss)	$2,883	$(16)	$(3,669)	$1,097	$(7,470)

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	September 30, 2010 (C)	December 31, 2009	December 31, 2010	December 31, 2009
Reconciliation of GAAP net loss to GAAP net income (loss) before amortization
Net loss attributable to Identive Group, Inc.	$(752)	$(2,025)	$(8,411)	$(9,518)	$(14,179)
Reconciling items included in GAAP net loss:
Amortization expense	948	894	251	3,637	668

Total reconciling items included in GAAP net loss	948	894	251	3,637	668

Net income (loss) attributable to Identive Group, Inc., before amortization	$196	$(1,131)	$(8,160)	$(5,881)	$(13,511)

Weighted average shares used to compute basic and diluted loss per share	45,120	43,279	25,135	42,722	22,047

Basic and diluted net loss per share attributable to Identive Group, Inc.:

Net earnings (loss) per share before amortization	$0.00	$(0.03)	$(0.32)	$(0.14)	$(0.61)

(C)	As stated in the footnote to the condensed consolidated statement of operations in this press release, the Company determined that an error occurred in the recognition of revenue related to the sale of readers for the German national ID program as reported for the third quarter of 2010 and these sales were subsequently recognized in the 2010 fourth quarter. As a result, revenue, gross margin, operating performance and net income/(loss) for the third quarter of 2010 have been restated. The Company will include the restated third quarter results in the interim footnote disclosure of its 2010 Annual Report on Form 10-K and in its third quarter 2011 Form 10-Q.